EXHIBIT 25(a)

                         TO FORM 10-K

                         ANNUAL REPORT

                              OF

                   VULCAN MATERIALS COMPANY

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



          FINANCIAL STATEMENTS REQUIRED BY FORM 11-K

   WITH RESPECT TO THE VULCAN MATERIALS COMPANY THRIFT PLAN

          FOR SALARIED EMPLOYEES FOR THE FISCAL YEAR

    ENDED DECEMBER 31, 1993, AND THE INDEPENDENT CERTIFIED

           ACCOUNTANTS' CONSENT WITH RESPECT THERETO



         FILED AS AN AMENDMENT TO THE VULCAN MATERIALS

          COMPANY ANNUAL REPORT ON FORM 10-K FOR THE

             FISCAL YEAR ENDED DECEMBER 31, 1993,

                  AS PERMITTED BY RULE 15d-21

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



                   VULCAN MATERIALS COMPANY


VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES



FINANCIAL STATEMENTS FOR THE YEARS

ENDED DECEMBER 31, 1993 AND 1992, AND

INDEPENDENT AUDITORS' REPORT.


                    VULCAN MATERIALS COMPANY
              THRIFT PLAN FOR SALARIED EMPLOYEES


Table of Contents
                                                           Page

Independent Auditors' Report

Financial Statements of the Vulcan Materials Company
   Thrift Plan for Salaried Employees:

     Statements of Net Assets Available for Benefits:

          December 31, 1993
          December 31, 1992

     Statements of Changes in Net Assets Available for Benefits:

          December 31, 1993
          December 31, 1992

     Notes to Financial Statements

     Independent Auditors' Consent



INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of Vulcan Materials Company
   Thrift Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for benefits of the Vulcan Materials Company Thrift Plan for Salaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. This supplemental information is the responsibility of the Plan's management. Such supplemental information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche
Birmingham, Alabama
June 15, 1994


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-24051 of Vulcan Materials Company on Form S-8 of our reports dated February 4, 1994 and June 15, 1994, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1993 and in the Annual Report on Form 11-K of the Vulcan Materials Company Thrift Plan for the year ended December 31, 1993, respectively. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche
Birmingham, Alabama
June 24, 1994


VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993

                                                                     Supplemental Information By Fund
                                                                         Fund Holding Principally

                                           Short-Term                                  Growth and                       Vulcan
                                          Money Market   Intermediate-     Large          Small                       Materials
                                          Investments        Term        Companies      Companies    International     Company
                                          and Loans to   Fixed Income      Common        Common         Equity          Common
                               Total      Participants    Investments      Stocks        Stocks       Instruments       Stock

ASSETS
INVESTMENTS (Cost of
     $64,717,511)
  (Notes 1, 4 and 5):
  Common stock of Vulcan
    Materials Company      $105,843,984                                                                             $105,843,984
  Units in commingled
    funds (including net
    transfers in process
    between funds)           45,066,091   $14,690,088      $5,594,799   $11,061,904    $11,970,328    $2,623,823        (874,851)
  Loans to participants
     (Note 2)                 2,274,600     2,274,600

        Total investments   153,184,675    16,964,688       5,594,799    11,061,904     11,970,328     2,623,823     104,969,133

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
  Employer contributions        192,397                                                                                  192,397
  Employee contributions        485,080        33,964          12,111        49,816         69,621        17,916         301,652

        Total receivable        677,477        33,964          12,111        49,816         69,621        17,916         494,049

NET ASSETS AVAILABLE
   FOR BENEFITS            $153,862,152   $16,998,652      $5,606,910   $11,111,720    $12,039,949    $2,641,739    $105,463,182

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1992

                                                                     Supplemental Information By Fund
                                                                         Fund Holding Principally
                                            Short-Term                                   Growth and                    Vulcan
                                          Money Market   Intermediate-       Large        Small                      Materials
                                           Investments       Term          Companies    Companies    International    Company
                                          and Loans to   Fixed Income       Common        Common        Equity        Common
                               Total      Participants    Investments       Stocks        Stocks      Instruments      Stock

ASSETS
INVESTMENTS (Cost of
    $60,621,332)
  (Notes 1, 4 and 5):
  Common stock of Vulcan
    Materials Company      $107,126,435                                                                             $107,126,435
  Units in commingled
    funds (including net
    transfers in process
    between funds)           43,071,786    $15,137,502       $5,770,632   $8,560,323   $12,427,215       $619,006        557,108
  Loans to participants
    (Note 2)                  2,115,051      2,115,051

        Total investments   152,313,272     17,252,553        5,770,632    8,560,323    12,427,215        619,006    107,683,543

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
  Employer contributions        180,459                                                                                  180,459
  Employee contributions        451,600         39,433           14,057       43,162        69,219          7,717        278,012

        Total receivable        632,059         39,433           14,057       43,162        69,219          7,717        458,471

NET ASSETS AVAILABLE
    FOR BENEFITS           $152,945,331    $17,291,986       $5,784,689   $8,603,485   $12,496,434       $626,723   $108,142,014

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                      Supplemental Information By Fund
                                                                          Fund Holding Principally

                                            Short-Term                                 Growth and                     Vulcan
                                           Money Market   Intermediate-    Large         Small                       Materials
                                           Investments       Term        Companies     Companies     International    Company
                                           and Loans to   Fixed Income     Common        Common        Equity         Common
                                Total      Participants   Investments      Stocks        Stocks      Instruments       Stock

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
INVESTMENT INCOME (LOSS):
  Interest, net                 $670,771      $610,035        $2,538         $1,752       $20,354        $4,744         $31,348
  Dividends                    2,815,733                                                                              2,815,733
  Net investment gains
   (losses):
    Realized (Note 3)          2,084,861                     244,129        117,482       834,031        (7,119)        896,338
    Unrealized (Note 4)       (3,224,776)                    155,696      1,447,415      (259,834)      283,678      (4,851,731)

Net investment income (loss)   2,346,589       610,035       402,363      1,566,649       594,551       281,303      (1,108,312)

CONTRIBUTIONS (Note 2):
  Participants                 6,101,372       481,218       207,203        630,598       939,400       131,479       3,711,474
  Vulcan Materials Company     2,369,763                                                                              2,369,763

Total contributions            8,471,135       481,218       207,203        630,598       939,400       131,479       6,081,237

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION                          2,031,402      (113,423)       627,035    (1,402,350)    1,658,604      (2,801,268)

TOTAL ADDITIONS               10,817,724     3,122,655       496,143      2,824,282       131,601     2,071,386       2,171,657

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS
  (Note 2):
  Cash                         9,586,285     3,415,989       673,922        316,047       588,086        56,370       4,535,871
  Common stock of Vulcan
    Materials Company            314,618                                                                                314,618

Total withdrawals              9,900,903     3,415,989       673,922        316,047       588,086        56,370       4,850,489

NET INCREASE (DECREASE)          916,821      (293,334)     (177,779)     2,508,235      (456,485)    2,015,016      (2,678,832)

NET ASSETS AVAILABLE
  FOR BENEFITS:

  BEGINNING OF YEAR          152,945,331    17,291,986     5,784,689      8,603,485    12,496,434       626,723     108,142,014

  END OF YEAR               $153,862,152   $16,998,652    $5,606,910    $11,111,720   $12,039,949    $2,641,739    $105,463,182

See notes to financial statements.

VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                    Supplemental Information By Fund
                                                                        Fund Holding Principally

                                            Short-Term                                Growth and                    Vulcan
                                           Money Market Intermediate-      Large        Small                      Materials
                                            Investments      Term        Companies    Companies    International    Company
                                           and Loans to  Fixed Income     Common        Common        Equity        Common
                                Total      Participants  Investments      Stocks        Stocks      Instruments      Stock

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
INVESTMENT INCOME (LOSS):
  Interest, net                 $728,607       $720,576        $5,783          $30      ($12,512)          $985        $13,745
  Dividends                    2,680,891                                                                             2,680,891
  Net investment gains
    (losses):
    Realized (Note 3)          2,900,464                      136,082      113,126       868,960        (14,989)     1,797,285
    Unrealized (Note 4)       25,916,392                      249,777    1,172,025       523,686        (38,602)    24,009,506
Net investment
  income (loss)               32,226,354        720,576       391,642    1,285,181     1,380,134        (52,606)    28,501,427

CONTRIBUTIONS (Note 2):
  Participants                 5,553,263        480,016       177,779      530,606       885,644         95,570      3,383,648
  Vulcan Materials Company     2,199,928                                                                             2,199,928

Total contributions            7,753,191        480,016       177,779      530,606       885,644         95,570      5,583,576

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION                           3,084,240       335,706      775,323      (825,407)        (8,833)    (3,361,029)

TOTAL ADDITIONS               39,979,545      4,284,832       905,127    2,591,110     1,440,371         34,131     30,723,974

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS
  (Note 2):
  Cash                         9,919,756      1,958,244     1,543,677      499,856       735,923         90,686      5,091,370
  Common stock of Vulcan
    Materials Company            536,090                                                                               536,090

Total withdrawals             10,455,846      1,958,244     1,543,677      499,856       735,923         90,686      5,627,460

NET INCREASE (DECREASE)       29,523,699      2,326,588      (638,550)   2,091,254       704,448        (56,555)    25,096,514

NET ASSETS AVAILABLE
    FOR BENEFITS:

  BEGINNING OF YEAR          123,421,632     14,965,398     6,423,239    6,512,231    11,791,986        683,278     83,045,500

  END OF YEAR               $152,945,331    $17,291,986    $5,784,689   $8,603,485   $12,496,434       $626,723   $108,142,014

See notes to financial statements.


VULCAN MATERIALS COMPANY
THRIFT PLAN FOR SALARIED EMPLOYEES

NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General - The financial statements of the Vulcan Materials Company Thrift Plan for Salaried Employees ("Plan") have been prepared on the accrual basis of accounting. Investments are reported at market value. All assets of the Plan are held by the Northern Trust Company of Chicago, Illinois ("Trustee").

Valuation of Investments - All investments in securities are traded on national and over-the-counter exchanges and are valued at the closing bid price of the security as of the last day of the year. Loans to participants are valued at cost plus accrued interest. The average cost of securities sold or distributed is used to determine net investment gains (losses) realized. Security transactions are recorded on the trade date. Distributions of common stock, if any, to participants are recorded at the market value of such stock at the end of the month prior to distribution. Vulcan Materials Company ("Company") pays the administrative costs of the Plan, including the trustee's fees and charges. Investment manager fees are netted against Plan investment income. Expenses incurred in connection with the transfer of securities, such as brokerage commissions and transfer taxes, are added to the cost of such securities or deducted from the proceeds thereof.

Benefits Payable - In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. Such amounts as of December 31, 1992 have been reclassified to net assets available for benefits. As of December 31, 1993 and 1992, benefits of $871,585 and $307,530, respectively, were due to participants who have elected to receive a distribution from the Plan.

2.     DESCRIPTION OF THE PLAN

General - The Plan, established effective January 1, 1965 and restated
August 1, 1988, provides for accumulation of savings, including ownership of common stock of the Company, for salaried employees of the Company and its participating subsidiaries, Wanatah Trucking Co., Inc., Vulcan Gulf Coast Materials, Inc., Reed Crushed Stone Company, Inc., Reed Terminal Company, Inc. and BRT Transfer Terminal, Inc. (the "Participating Companies") through voluntary payroll deductions and contributions by the Participating
Companies.

Participation and Vesting - Generally, salaried employees qualify to participate upon completion of one year of employment service. Participants are fully vested at all times.

The number of participants in the Plan at December 31, 1993 and 1992 was as follows:

                                                            1993     1992

    Total participants                                     2,123    2,077

    Participants included in the above total who are
      no longer employed by the Participating Companies,
      but who have vested benefits under the Plan            228      194


Funding - The Plan is funded through contributions by participants and the Participating Companies. The Plan provides for two types of employee contributions to the Plan; pay conversion contributions (pre-tax) and after-tax contributions. An employee may designate multiples of 1%, ranging from 1% to 14%, of earnings as either pay conversion contributions, after-tax contributions, or any combination of the two.

Participating Companies expect to make matching contributions out of accumulated earnings and profits to match that portion of an employee's contribution (whether pre-tax, after-tax or both) amounting up to 4% of the employee's earnings. Pay conversion contributions, which are subject to annual increases pursuant to federal regulations, are limited to a maximum dollar amount of $8,994 (1993) and $8,728 (1992). Certain additional limits may be imposed on the amount of contributions by or on behalf of certain higher-paid employees.

Matching contributions by Participating Companies are determined by their boards of directors and normally range from 25% to 100% depending on a participant's completed years of matching service. Matching contributions will not be made with respect to that portion of an employee's contributions in excess of 4% of his earnings.

Investment Options - Participant's contributions are invested in six separate investment funds (see Note 5) of the Plan in proportions elected by the participant. The Participating Companies' matching contributions are invested in the fund which consists primarily of common stock of the Company.

Participant Accounts and Allocations - Each participant has a separate account
maintained for each investment option and source of funds.   For each
investment account a final balance will be determined as of the end of each calendar month. The final balance is equal to the preliminary month end balance (as defined in the Plan) multiplied by the ratio of the market value of the assets held in that particular investment fund as of the end of the calendar month to the total of the preliminary month end balances of all investment accounts in such investment fund as of the end of the same month.

Distributions and Withdrawals - Upon termination of employment, disability (as defined in the Plan) or death, a participant or his beneficiary is entitled to his entire account. Distributions are made in cash, except that the portion invested in common stock of the Company may be distributed in whole shares of such stock, if requested by the participant or beneficiary. An employee terminating after January 1, 1983 can maintain his account in the Plan until age 70-1/2 if the value of such account exceeds $3,500.

A participant may make an in-service withdrawal. If an after-tax withdrawal exceeds the amount of after-tax contributions made by the participant prior to January 1, 1987, or if it is the second after-tax withdrawal within twelve months, all contributions to the participant's accounts must be suspended for at least three months. If a participant makes any "hardship" withdrawal (as defined in the Plan) from the pay conversion account, all contributions to the participant's accounts must be suspended for at least twelve months. If the participant withdraws any of his matching contributions account, all contributions to the participant's account must be suspended for at least six months.

Subject to the restrictions described in the preceding paragraph, a participant may withdraw any amount up to the value of his entire account; provided, however, that (1) no portion of an actively employed participant's pay conversion contribution account may be distributed to him before age 59-1/2 unless the administrative committee approves a "hardship" withdrawal (as defined in the Plan) and (2) the preceding twenty-four months of matching contributions may not be withdrawn by an actively employed participant who has not been a participant in the Plan for at least 60 months.

Loans - A participant may apply for a loan at any time provided that the aggregate value of his pay conversion contribution account, after-tax contribution account and transfer contribution account invested in Fund 1 (see
Note 5) is at least equal to the proposed loan plus any existing loan. The amount of the loan cannot exceed the lesser of 50% of the participant's total account or $50,000. If a loan is made, the participant shall execute a note payable to the Trustee in the amount of the loan and bearing interest at the prime interest rate plus 1%. During 1993 and 1992, the average rate of interest on loans approximated 7.3% and 8.6%, respectively. Such note shall be held as an investment by the Trustee as part of that portion of the fund invested in fixed income securities. Loans must be repaid in 36 monthly installments through payroll deductions. Interest income on such loans aggregated $162,570 in 1993 and $159,873 in 1992.

Plan Termination - In the event it becomes necessary to terminate the Plan, participants will receive a distribution of the amounts held for their accounts.

3.     NET REALIZED INVESTMENT GAINS (LOSSES)

                                                  Aggregate        Aggregate     Net Realized
                       1993                         Cost            Proceeds      Gain (Loss)
    Fund holding principally intermediate-
      term fixed income investments              $1,594,047       $1,838,176         $244,129
    Funds holding principally common stock        1,415,995        2,367,508          951,513
    Commingled funds holding principally
      international equity instruments               78,385           71,266           (7,119)
    Fund holding principally Vulcan
      Materials Company common stock                316,713        1,213,051          896,338

               Total                             $3,405,140       $5,490,001       $2,084,861

                       1992

    Fund holding principally intermediate-
      term fixed income investments              $1,986,714       $2,122,796         $136,082
    Funds holding principally common stock        1,731,715        2,713,801          982,086
    Commingled funds holding principally
      international equity instruments              167,217          152,228          (14,989)
    Fund holding principally Vulcan
      Materials Company common stock                764,167        2,561,452        1,797,285

               Total                             $4,649,813       $7,550,277       $2,900,464


4.     INVESTMENTS

The Plan's investment assets consist of an interest in one of the investment accounts of the Vulcan Materials Company Master Trust ("Master Trust") administered by Northern Trust Company. Use of the Master Trust permits the commingling of investment assets of a number of employee benefit plans of the Participating Companies. Although the assets are commingled, the Company maintains supporting records for the purpose of allocating the investment assets and the related net earnings to the various participating employee benefit plans.

The investment accounts of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                   1993              1992

    Pension Investment Account                $270,465,591      $248,841,858
    Thrift Plan Investment Account             153,862,152       152,945,331
    Chemicals Savings Account                   16,135,387        14,600,590
    Construction Savings Account                 8,160,414         6,869,461

               Net Assets                     $448,623,544      $423,257,240



The net assets of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                   1993              1992

    Commingled fund holding principally
      short-term fixed income investments
      and loans to participants                $18,678,781       $18,906,750
    Guaranteed investment contracts             19,803,668        17,783,818
    Fund holding principally real estate
      investments                               12,044,398        15,171,552
    Fund holding principally intermediate-
      term fixed income investments             57,877,310        41,202,434
    Funds holding principally common stock     157,489,866       172,504,398
    Commingled funds holding principally
      international equity instruments          73,558,068        47,716,502
    Fund holding principally Vulcan
      Materials Company common stock           109,171,453       109,971,786

              Net assets                      $448,623,544      $423,257,240


The total investment income by type of the Master Trust at December 31, 1993 and 1992 are summarized as follows:

                                                   1993              1992

    Interest, net                               $1,897,072        $2,112,527
    Dividends                                    2,898,022         2,732,726
    Other                                           69,745            60,668
    Net investment gains:
      Realized                                  24,636,203         9,181,194
      Unrealized                                 5,391,112        35,673,442

                                               $34,892,154       $49,760,557


Investments held by the Plan at December 31, 1993 and 1992 and changes in unrealized appreciation of investments for the years then ended are summarized below:

                                                                      Market       Appreciation
                                                        Cost          Value       (Depreciation)
    Totals at December 31, 1992                      $60,621,332    $152,313,272     $91,691,940
    Totals at December 31, 1993:
      Loans to Participants                            2,260,946       2,274,600
      Managed Funds:
        442,817 units - fixed income funds             4,662,279       5,373,319
        69,767 units - common stock funds             13,330,017      22,899,048
        120,449 units - international equity
                                instruments            1,292,109       1,513,283
      $15,239,882 par - money market investments      15,239,882      15,280,441
      2,258,005 shares of Vulcan Materials
        Company common stock                          27,878,065     105,843,984
      Accrued interest and dividends (included
        in market values)                                 54,213

    Total                                             64,717,511     153,184,675      88,467,164

    Net change in 1993                                $4,096,179        $871,403     ($3,224,776)



                                                                      Market
                                                        Cost          Value        Appreciation
    Totals at December 31, 1991:                     $57,549,258    $123,324,806     $65,775,548
    Totals at December 31, 1992:
      Loans to Participants                            2,101,361       2,115,051
      Managed Funds:
        501,637 units - fixed income funds             5,120,523       5,675,867
        69,779 units - common stock funds             12,639,332      21,020,782
        71,156 units - international equity
                               instruments               709,798         647,295
      $15,680,746 par - money market investments      15,680,746      15,727,842
      2,220,237 shares of Vulcan Materials
        Company common stock                          24,308,786     107,126,435
      Accrued interest and dividends (included
        in market values)                                 60,786

    Total                                             60,621,332     152,313,272      91,691,940

    Net change in 1992                                $3,072,074     $28,988,466     $25,916,392

5.     INVESTMENT PROGRAM

A listing of the investment options and the number of participants electing each option is shown below:
                                                                   As of
                                                                December 31,
                                                                1993    1992

(1)  A commingled fund invested in short-term fixed
         income investments with its primary objective
         being the preservation of principal and loans          76      72
         to participants;

(2)  A managed fund invested in intermediate-term fixed
         income investments with its primary objective
         being to provide an above-average rate of return;       5       3


(3)  A managed fund invested primarily in common stocks
         of large companies;                                     5       2

(4)  A managed fund invested primarily in growth stocks
         and small company stocks;                              16      18

(5)  A commingled fund invested primarily in
         international equity instruments;                       1       0

(6)  Common stock of Vulcan Materials Company; or              587     617

         Any combination of (1), (2), (3), (4), (5), (6).    1,433   1,365


All contributions of Participating Companies are invested in the fund which consists primarily of the Company's common stock, except that retired employees over age 55, disabled employees or active employees over age 59 1/2 may transfer Company matching funds to the other investment funds. With respect to investment alternatives (1) the short-term money market fund, (2) the intermediate-term fixed income fund, (3) the large companies stock fund,
(4) the growth stock fund and the small companies stock fund, and (5) the international equity fund, investment managers have been appointed whose duty it is to advise the Trustee as to particular investments to be made. As of December 31, 1993, the investment managers were as follows:

(1)  Money market fund                 The Northern Trust Company
                                       50 South LaSalle Street
                                       Chicago, IL 60675

(2)  Intermediate-term fixed           MacKay-Shields Financial Corporation
       income fund                     9 West 57th Street
                                       New York, NY 10019

(3)  Large companies stock fund        Trinity Investment
                                         Management Corporation
                                       Ten Tremont Street
                                       Boston, MA 02108

(4)  Common stock funds                The Chicago Corporation
     (i)  Growth stock                 208 South LaSalle Street
                                       Chicago, IL 60604

     (ii) Small companies stock        Nicholas Company, Inc.
                                       312 East Wisconsin Avenue
                                       Milwaukee, WI 53202

(5)  International equity fund
     (i)  Hedged fund                  Bankers Trust Company
                                       P.O. Box 318
                                       New York, NY 10008

     (ii) Non-hedged fund              State Street Bank
                                       225 Franklin Street
                                       Boston, MA 02110

6.     PLAN TRANSFERS

During 1993, the Plan accepted rollover contributions from a group of employees from an acquired company. With Administrative Committee approval, salaried employees of Thrift Brothers, Inc. were allowed at their election, to rollover assets distributed from their terminated thrift plans into the Plan. The rollovers totaled $108,350.



7.     TAX STATUS

The Plan obtained its latest determination letter on October 30, 1990, which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.